As filed with the Securities and Exchange Commission on March 8, 2021
Registration No. 333-08311
Registration No. 333-38649
Registration No. 333-74567
Registration No. 333-77903
Registration No. 333-89294
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-08311
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38649
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-74567
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-77903
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89294

UNDER THE SECURITIES ACT OF 1933
___________
BROWN-FORMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-0143150 (I.R.S. Employer Identification No.)
850 Dixie Highway Louisville, Kentucky (Address of Principal Executive Offices)	40210 (Zip Code)
___________
Stock Option Grants Brown-Forman Omnibus Compensation Plan
Stock Option Grants Brown-Forman Corporation Non-Employee Director Compensation Plan
Brown-Forman Corporation Savings Plan
Brown-Forman Corporation Savings Plan for Collectively Bargained Employees
Fetzer Vineyards Profit Sharing Plan
Hartmann Employee Savings & Investment Plan
Lenox Savings Plan for Collectively Bargained Employees
Lenox, Incorporated Employee Savings & Investment Plan
Lenox Retail Savings and Investment Plan
Brown-Forman Omnibus Compensation Plan
Brown-Forman Non-Employee Directors’ Compensation Plan
(Full title of the plan)
___________
Matthew E. Hamel
Executive Vice President, General Counsel and Secretary
850 Dixie Highway
Louisville, Kentucky 40210
(Name and address of agent for service)

(502) 585-1100
(Telephone number, including area code, of agent for service)
___________
With copy to:
Lawton B. Way
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

    These post-effective amendments (each, a “Post-Effective Amendment” and, collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Brown-Forman Corporation (“Brown-Forman” or the “Registrant”) with the Securities and Exchange Commission (the “SEC”) (note that the share numbers listed below do not take into account any corporate actions, such as stock splits, taken in the interim, as applicable):

1.Registration Statement on Form S-8 (Registration No. 333-08311) to register 750,000 shares of Brown-Forman’s Class A Common Stock (voting), $0.15 par value per share (“Class A Common Stock”), or Brown-Forman’s Class B Common Stock (non-voting), $0.15 par value per share (“Class B Common Stock”), issuable under the Stock Option Grants Brown-Forman Omnibus Compensation Plan.

2.Registration Statement on Form S-8 (Registration No. 333-38649) to register 7,000 shares of Class A Common Stock or Class B Common Stock issuable under the Stock Option Grants Brown-Forman Corporation Non-Employee Director Compensation Plan.
3.Registration Statement on Form S-8 (Registration No. 333-74567) to register (a) 1,100,000 shares of Class B Common Stock issuable under the Brown-Forman Corporation Savings Plan, (b) 50,000 shares of Class B Common Stock issuable under the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, (c) 100,000 shares of Class B Common Stock issuable under the Fetzer Vineyards Profit Sharing Plan, (d) 100,000 shares of Class B Common Stock issuable under the Hartmann Employee Savings & Investment Plan, (e) 50,000 shares of Class B Common Stock issuable under the Lenox Savings Plan for Collectively Bargained Employees, (f) 500,000 shares of Class B Common Stock issuable under the Lenox, Incorporated Employee Savings & Investment Plan, and (g) 100,000 shares of Class B Common Stock issuable under the Lenox Retail Savings and Investment Plan. Registration Statement on Form S-8 (Registration No. 333-74567) also covered an indeterminate amount of interests to be offered and issued pursuant to the employee benefit plans described therein.
4.Registration Statement on Form S-8 (Registration No. 333-77903) to register 1,500,000 shares of Class B Common Stock issuable under the Brown-Forman Omnibus Compensation Plan.
5.Registration Statement on Form S-8 (Registration No. 333-89294) to register 150,000 shares of Class B Common Stock issuable under the Brown-Forman Non-Employee Directors’ Compensation Plan.

The offerings contemplated by the Registration Statements (other than the Brown-Forman Corporation Savings Plan and the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, for which a new registration statement is being concurrently filed with the SEC to register new shares of Class B Common Stock thereunder) have been terminated or expired. Therefore, Brown-Forman hereby removes from registration all Company securities that had been registered pursuant to the Registration Statements but remain unissued thereunder, if any. Accordingly, these Post-Effective Amendments deregister all Company securities covered by the above referenced plans pursuant to the Registration Statements that remain unissued as of the date of this filing.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on March 8, 2021.
BROWN-FORMAN CORPORATION

By: /s/ Lawson E. Whiting
Name: Lawson E. Whiting
Title:    Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Lawson E. Whiting	Director, President and Chief Executive Officer (Principal Executive Officer)	March 8, 2021
Lawson E. Whiting
/s/ Jane C. Morreau	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 8, 2021
Jane C. Morreau
/s/ Kelli N. Brown	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 8, 2021
Kelli N. Brown
/s/ Geo. Garvin Brown IV	Director, Chairman of the Board	March 8, 2021
Geo. Garvin Brown IV
/s/ Patrick Bousquet-Chavanne	Director	March 8, 2021
Patrick Bousquet-Chavanne
/s/ Campbell P. Brown	Director	March 8, 2021
Campbell P. Brown
/s/ Stuart R. Brown	Director	March 8, 2021
Stuart R. Brown

/s/ John D. Cook	Director	March 8, 2021
John D. Cook
/s/ Marshall B. Farrer	Director	March 8, 2021
Marshall B. Farrer
/s/ Laura L. Frazier	Director	March 8, 2021
Laura L. Frazier
/s/ Kathleen M. Gutmann	Director	March 8, 2021
Kathleen M. Gutmann
/s/ Augusta Brown Holland	Director	March 8, 2021
Augusta Brown Holland
/s/ Michael J. Roney	Director	March 8, 2021
Michael J. Roney
/s/ Tracy L. Skeans	Director	March 8, 2021
Tracy L. Skeans
/s/ Michael A. Todman	Director	March 8, 2021
Michael A. Todman